Exhibit 99.1

Accentia Biopharmaceuticals Joins National Organization for Rare

Disorders (NORD) Corporate Council

Plans to Attend Upcoming Rare Diseases & Orphan Products Conference

TAMPA, FL – September 20, 2011 – Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), and its majority-owned subsidiary, Biovest International, Inc. (OTCQB: “BVTI”), today announced that Accentia has joined the National Organization for Rare Disorders (NORD) as a contributing member of the NORD Corporate Council and will attend the upcoming NORD-sponsored U.S. Conference on Rare Diseases and Orphan Products, October 11-13, 2011, at the Omni Shoreham Hotel in Washington, D.C.

The NORD Corporate Council is a select group of leading companies committed to helping people with orphan diseases. The Council provides a unique opportunity for interaction with the rare disease community, including patient advocacy organizations, and enables companies to discuss emerging trends with top experts in the worldwide orphan disease effort. Membership supports NORD’s commitment to the identification, treatment, and cure of rare disorders through programs of education, advocacy, research and service.

“We are pleased to have Accentia join the NORD Corporate Council, and we appreciate their commitment to bring innovative new therapies to market for the treatment of orphan indications with their initial focus targeting certain rare autoimmune diseases and cancers,” stated Peter L. Saltonstall, President & CEO of NORD.

The FDA has granted Orphan Drug designation to Revimmune™, Accentia’s proprietary system-of-care based on high-dose administration of Cytoxan® (cyclophosphamide) for the following indications:

•	Autoimmune Hemolytic Anemia

•	Diffuse Cutaneous Systemic Sclerosis

•	Prevention of Graft-Versus-Host Disease following Bone Marrow Transplant

The FDA and EMA have granted Orphan Drug designation to BiovaxID®, Biovest’s personalized cancer vaccine for the following indications:

•	Follicular Lymphoma

•	Mantle Cell Lymphoma

In addition, Biovest recently filed an application with the FDA seeking to obtain Orphan Drug designation for BiovaxID covering the treatment of Waldenstrom’s Macroglobulinemia, a rare B-cell subtype of non-Hodgkin’s lymphoma.

To request a meeting with Accentia and/or Biovest at the U.S. Conference on Rare Diseases and Orphan Products in Washington D.C., Oct. 11-13, please contact Douglas Calder at 813-507-2558 or dwcalder@biovest.com.

About NORD

The National Organization for Rare Disorders (NORD), a 501(c)(3) organization, is a unique federation of voluntary health organizations dedicated to helping people with rare “orphan” diseases and assisting the organizations that serve them. NORD is committed to the identification, treatment, and cure of rare disorders through programs of education, advocacy, research, and service. For more information, please visit: http://www.rarediseases.org

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is committed to advancing the autoimmune disease therapy, Revimmune™, as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases. Revimmune therapy includes an ultra-high-dose regimen of Cytoxan® (cyclophosphamide), exclusively supplied via a strategic agreement with Baxter Healthcare Corporation. Clinical trials for Revimmune are being planned for the treatment of multiple autoimmune indications.

Accentia holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”), an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study for the treatment of follicular non-Hodgkin’s lymphoma.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, Inc., based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For more information, please visit:

http://www.Accentia.net or http://www.Biovest.com

Special Note: The current Accentia website is under construction and the new website will be launching soon.

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.